EXHIBIT (12)


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                                                         WISCONSIN POWER AND LIGHT COMPANY
                                                 COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                                 (Dollars in thousands)

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                                         Twelve
                                         Months                             Year Ended December 31,
                                         Ended       -----------------------------------------------------------------------
                                        6/30/99          1998          1997           1996          1995           1994
                                     --------------  ------------- -------------- ------------- -------------  -------------

Income before interest expense       $      91,610   $     72,158  $     103,841  $    113,957  $    112,473   $    102,643

Add:
          Federal and state
          income taxes                      33,297         24,670         41,839        53,808        45,606         44,727

          Estimated interest
          component of
          rental payments                    3,078          3,202          3,524         4,313         4,666          4,175
                                     --------------  ------------- -------------- ------------- -------------  -------------

Earnings as Adjusted                 $     127,985   $    100,030  $     149,204  $    172,078  $    162,745   $    151,545

Fixed Charges:

          Interest on bonds          $      32,318   $     30,944  $      28,964  $     26,906  $     28,647   $     28,796

          Other interest expense             6,842          5,640          3,643         4,566         5,174          2,352

          Estimated interest
          component of
          rental payments                    3,078          3,202          3,524         4,313         4,666          4,175
                                     --------------  ------------- -------------- ------------- -------------  -------------

Total Fixed Charges                  $      42,238   $     39,786  $      36,131  $     35,785  $     38,487   $     35,323
                                     ==============  ============= ============== ============= =============  =============

Ratio of Earnings
to Fixed Charges                              3.03           2.51           4.13          4.81          4.23           4.29
                                     ==============  ============= ============== ============= =============  =============
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